                                  EXHIBIT 10.9

PROVIDENCE AND WORCESTER RAILROAD COMPANY

2015 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

GRANTED TO	Number of Shares Granted	Price Per Share	Social Security Number
____________	____________	$_____	____________

	Grant	Expiration
	Date	Date
(“Optionee”)	____________	____________

This Non-Qualified Stock Option Agreement (“Agreement”) is by and between PROVIDENCE AND WORCESTER RAILROAD COMPANY, a Rhode Island corporation with an office at 75 Hammond Street, Worcester, Massachusetts 01610 (the “Company”) and Optionee.

W I T N E S S E T H:

1.Grant of Option. Pursuant to the provisions of the Providence and Worcester Railroad Company 2015 Equity Incentive Plan dated April 30, 2015 (the “Plan”), effective ____________ (“Grant Date”), the Company granted to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein, the right and Option to purchase from the Company all or any part of ____________ shares of the common stock ($.50 par value) of the Company (“Common Shares”), at a purchase price equal to $___________ per share, being the fair market value of the Common Shares on the Grant Date, such Option to be exercised as hereinafter provided. It is intended that the Option evidenced hereby constitutes a non-qualified stock option. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning as set forth in the “Plan.”

2.Terms and Conditions. In addition to the terms and conditions contained in the Plan, it is understood and agreed that the Option evidenced hereby is subject to the following additional terms and conditions:

(a)Expiration Date. The Option shall expire on ____________.

(b)Period of Exercise. Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option shall not become exercisable until immediately prior to the ____________ Annual Meeting.

(c)Exercise of Option. This Option shall be exercised by submitting a written notice to the Committee appointed pursuant to Section 3.1 of the Plan (the “Committee”) or such other delegate or designee as the Committee may identify signed by the Optionee and specifying the number of Common Shares as to which the Option is being exercised. Such notice shall be accompanied by the payment of the full Option price for such shares. Payment shall be made either (i) in cash, by check or cash equivalent, or (ii) subject to the approval of the Committee, by payment in already owned shares of Common Shares (to the extent permitted by law), which shall be valued for this purpose at the fair market value on the date of transfer to the Company as determined in accordance with the Plan, or (iii) subject to the approval of the Committee, by such other consideration as may be acceptable to the Committee, or (iv) a combination of all three methods.  Options may also be exercised in accordance with a cashless exercise program (through broker accommodation), if any, established by the Committee.

(d)Termination of Directorship or Death of Optionee. Except as may be otherwise expressly provided herein, any portion of the Option which is not exercisable on the date of Optionee’s termination from Directorship with the Company shall immediately terminate and any remaining portion of the Option evidenced hereby shall terminate on the earlier of:

(i)the date of expiration as provided in Section 2(a) hereof;

(ii) twenty-four (24) months after the date of termination of the Optionee’s directorship with the Company by reason of failure to be re-elected to the Board of Directors, resignation or otherwise, with the exception of death or Disability;

In the event of the death or Disability (as defined in the below) of the Optionee prior to termination of the Optionee’s directorship with or services to the Company and before the date of expiration of such option, the Optionee, or the Optionee’s legal representatives or persons who acquired the Optionee’s rights hereunder by will or by the laws of descent and distribution (“Survivor”), may exercise such option to the extent exercisable but not exercised prior thereto; provided, however, that such option shall terminate on the earlier of such date of expiration as provided in Section 2(a) hereof or twenty-four (24) months following the date of such death or Disability.

For purposes of this Agreement, “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(e)Change in Control. In the event of a Change in Control (as defined in the Plan), the provisions of Section 12.1 of the Plan shall govern the options granted pursuant to this Agreement.

(f)Non-Transferability. This option and all rights hereunder shall be exercisable during the Optionee’s lifetime only by the Optionee and shall be non-assignable and non-transferable by the Optionee except, in the event of the Optionee’s death, by Optionee’s will or by the laws of descent and distribution.  In the event the death of the Optionee occurs, the designated beneficiary (as defined in Section 2.1 of the Plan) or, if a designated beneficiary has not been designated, the legal representative of the estate, may exercise this option prior to the expiration of the applicable exercise period, as specified in Paragraph 2(d) above.

(g)Share Adjustments.  In the event of any change in the Common Shares of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, then the Committee shall, in accordance with the terms and provisions of the Plan, make or provide for such adjustments to the number and kind of shares subject to this option and their purchase price per share as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder.  Any adjustment so made shall be final and binding upon the Optionee.

(h)No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Common Shares subject to this option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

(i)No Right to Continued Employment.  This option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of Optionee’s employer to terminate Optionee’s employment at any time.

(j)Compliance with Law and Regulations. This Option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Common Shares prior to (i) the listing of such shares on any stock exchange on which the Common Shares may then be listed, and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of Common Shares pursuant thereto, would be contrary to applicable law.

3.Investment Representation. The Committee may require the Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this Option, an agreement (in such form as such Committee may specify) in which the Optionee represents that the shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4.Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

5.Withholding Taxes. Optionee acknowledges and agrees that the Company and its subsidiaries have the right to deduct from payments of any kind otherwise due to Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of this Option hereunder.

6.Notices. Any notice hereunder to the Company shall be addressed to Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts, 01610, Attn: General Counsel and any notice hereunder to the Optionee shall be addressed to the Optionee at the address reflected on the payroll records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

7.Rhode Island Law to Govern. This Agreement shall be construed and administered in accordance with and governed by the laws of the State of Rhode Island.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement as of ____________.

PROVIDENCE AND WORCESTER

RAILROAD COMPANY

By:___________________________

Name:

Title:

OPTIONEE

By:___________________________

Name:

2015 Equity Incentive Plan – Number of Shares – Directors

Name	Stock Options
Richard W. Anderson	1,000
Frank W. Barrett	1,000
Roger N. Begin	1,000
James C. Garvey	1,000
John J. Healy	1,000
David J. McQuade	1,000
TOTAL	6,000